MINING PROPERTY PURCHASE AGREEMENT

     THIS MINING PURCHASE AGREEMENT (this "Agreement ) is entered into as of this 30th day of September, 1996 by and between Kennecott Exploration Company, a Delaware Company ("KEC") and Fischer-Watt Gold Company, Inc., a Nevada corporation ("FWG").

                                    RECITALS

     KEC owns certain unpatented mining claims in Esmeralda County, Nevada, more particularly described on Exhibit A attached hereto and made a part of hereof (the "Property"), which FWG desires to purchase from KEC, on the terms and conditions herein.

     NOW, THEREFORE, in consideration of the foregoing recital and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree to as follows:

     1. Documents to be Delivered at Closing. At closing, FWG shall deliver to KEC a Promissory Note in the amount of US$700,000 substantially in the form of Exhibit C, as the purchase price for the Property, which Promissory Note is payable under certain conditions by the issuance of 1,000,000 (one million) shares of FWG common stock (the "Shares"). Simultaneously, KEC shall deliver to FWG a Quit-claim Deed, substantially in the form attached hereto as Exhibit B, conveying all of KEC's rights, titles, and interests in the Property to FWG,

     2. Date of Closing. The closing shall occur before October 1, 1996 at 10:00 a.m. at the offices of Parsons Behle & Latimer in Salt Lake city, Utah, unless the parties otherwise agree.

     3. Representations and Warranties of the Parties

          a.  FWG  represents   and  warrants  to  KEC  that  the   transactions
contemplated herein do not violate the Articles of Incorporation or Bylaws of FWG , or Nevada State Law, and that it has taken all corporate action necessary to consummate the transaction contemplated by this Agreement and to perform its obligations hereunder.

          b. Each party represents and warrants to the other party that it is a duly organized, validly existing corporation in good standing under the laws of its state of incorporation, that it has the full corporate power and authority to enter into and perform this Agreement, and that the undersigned are authorized to enter into and perform this Agreement, and that the undersigned are authorized to execute this Agreement on behalf of the corporation.

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          c. Each party  represents  and  warrants  to the other party that this
Agreement does not violate or breach the terms of any agreement, instrument, or arrangement to which it is a party.

          d. KEC represents and warrants that the federal claim maintenance fees for the 1996-1997 assessment year were timely paid for the unpatented mining claims that comprise the Property, but makes no other representations or warranties on the Property,

          e. Each of the representations and warranties set forth above shall be true and correct as of the date of the closing with the same force and effect as though made at that time, and shall survive for a period of one year from the date of closing.

          f. KEC representing and confirms with FWG that it: (1) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares; (2) if the Promissory Note is paid in the form of the Shares, will receive the Shares in reliance on the exemption from registration contained in Section 4(2) of the Securities Act of 1933 (the "Securities Act"), for investment and without any view to the distribution thereof in any manner that is in violation of the Securities Act; (3) is aware of limits on resale imposed by virtue of the nature of the transaction pursuant to which the Shares, if issued, will be received;
(4) acknowledges that FWG has made available to it and it has received and carefully reviewed all materials and information concerning FWG that it deems material to making an informed investment decision and to evaluate the merits and risks of an investment in securities of FWG; and (5) acknowledges that the certificates representing the Shares when and if delivered, may have appropriate orders restricting transfer placed against them on the records of the transfer agent for such securities, and may have placed upon them the following legend:

     THE SECURITIES REPRESENTED HEREBY HAVE BEEN ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933. THEY MAY NOT BE TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS THE TRANSFER, IN THE MANNER PROPOSED, DOES NOT VIOLATE THE REGISTRATION REQUIREMENTS OF SAID ACT.

     4. Consents and Approvals. No consent, approval, or authorization of or declaration, filing or registration with any governmental or regulatory authority, or any other person or entity is required to be made or obtained by FWG prior to closing in connection with the execution, delivery and performance of this Agreement and the consummation of the transaction contemplated by this Agreement.



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     5.  Responsible for Own Actions.  Each party shall be responsible  only for its own acts and omissions with respect to the Property and shall not be responsible for the acts or omissions of the other party.

     6. Registration Rights. With respect to any Shares issued as payment of the Promissory Note, KEC shall have the right to have such Shares included in any public registration statement filed by FWG with the United States Securities and Exchange Commission in which such Shares could be included, for a period of one year after the date of the delivery of the Shares.

     7. Default-Notice and Cure. In the event that either party is in default of any terms of this Agreement, the non-defaulting party shall give the defaulting party written notice of the default specifying the details of the default. The defaulting party shall have 15 days from receipt of such notice to remedy the default or give written notice to the non-defaulting party setting forth reasons why it believes it is not in default.

     8. Counterpart Signatures. This Agreement may be executed in one or more counterparts that when taken together shall constitute one document. For purposes of this Agreement, the delivery of a counterpart signature by facsimile transmission shall constitute delivery of an original counterpart signature.

     9. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Utah, excluding any conflict of law provisions that would require the application of the law of any other jurisdiction.

     10. Arbitration. All claims and conflicts arising under this Agreement shall be subject to and finally resolved by binding arbitration in accordance with the rules of the American Arbitration Association then pertaining. The arbitration shall take place in Salt Lake City by one qualified arbitrator appointed by the Association.

     11. Limitation of Actions and Damages. No action arising under this Agreement shall be valid unless a claim is made within one year after the date of this Agreement, or, in the case of the registration rights under Section 6, within one year after the termination of such rights. Neither party shall have liability for consequential, incidental, or punitive damages, howsoever characterized, with respect to any cause of action arising under this Agreement.

     12. Severability. The provisions of this Agreement are severable, and should any provision hereof be void, voidable, unenforceable, or invalid, such provision shall not affect the other provisions of this Agreement.

     13. Amendment. This Agreement may not be modified except by an instrument in writing signed by both parties.

     14. No Brokers. The parties represent and warrant to each other that no broker or finder acted for it or is entitled to any fee or is entitled to any fee or commission with the transactions contemplated herein.

     15. Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter contained herein, and all prior negotiations, agreements or understandings relating to its subject matter are hereby superseded and are no longer of any force or effect.

     This Agreement has been executed to be effective as of the date first above written,

Kennecott Exploration Company,  Inc.    Fischer-Watt Gold Company,  Inc.

By  Kenneth Hecker                      By     George Beattie
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    Its Commercial Director                Its  President
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